UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2009

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, New York		10604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 640-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2009, Starwood Hotels & Resorts Worldwide, Inc. (the "Company") amended its revolving credit and term loans facility (collectively with prior amendments the "Amended Credit Facilities") with the consent of the lenders thereunder. In addition, the Company issued a press release in connection with its entering into the Amended Credit Facilities. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Amended Credit Facilities enhance the Company’s financial flexibility by increasing the Company’s maximum Consolidated Leverage Ratio (as defined in the Amended Credit Facilities) from 4.50x to 5.50x. Additionally, the definition of Consolidated EBITDA used in the Amended Credit Facilities has been modified to permit the add back of certain cash severance expenses.

As conditions to the amendment, the Company agreed to increase the pricing on all outstanding revolving credit and term loans to include interest at the Base Rate (as defined in the Amended Credit Facilities) plus a spread ranging from 0 basis points to 350.0 basis points, based upon the Company’s Consolidated Leverage Ratio, the Company’s unsecured debt rating and the type of loan borrowed. The amendments further modify the credit facilities by (i) restricting the Company’s ability to pay dividends and repurchase stock depending on the Company’s free cash flow and Consolidated Leverage Ratio and (ii) decreasing the Company’s lien basket from 10% of Net Tangible Assets (as defined in the Amended Credit Facilities) to 5% of Net Tangible Assets. An amendment fee of 50.0 basis points was also paid to all consenting lenders who approved the Amended Credit Facilities and the Company repaid $500 million of its term loan that was due June 2009 by drawing down on its revolver, with no amendment fee being paid on the repaid portion of the term loan.

Except as provided in the amendment, all other provisions of the Company’s revolving credit and term loan facilities remain in full force and effect. The foregoing summary of the Amended Credit Facilities is qualified in its entirety by the amendments attached hereto as Exhibit 10.1 and Exhibit 10.2, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following are filed as exhibits to this report:

10.1 Sixth Amendment to Revolving Credit Agreement

10.2 First Amendment to Term Loan Credit Agreement

99.1 Press Release dated April 28, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

April 28, 2009	By:	Kenneth S. Siegel

Name: Kenneth S. Siegel
Title: Chief Administrative Officer and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Sixth Amendment to Revolving Credit Agreement
10.2	First Amendment to Term Loan Credit Agreement
99.1	Press Release